UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 29, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and are therefore omitted.

ITEM 1.01                                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2011, Heron Lake BioEnergy, LLC (the “Company”) entered into a Fifth Amended and Restated Master Loan Agreement and related loan documents with AgStar Financial Services, PCA (“AgStar”) to replace and supersede the Company’s existing loan agreement, related loan documents and the forbearance agreement effective September 1, 2011 (“Fifth Amended and Restated Master Loan Agreement”).  Under the Fifth Amended and Restated Master Loan Agreement, AgStar agreed to restructure the Company’s term loan and its term revolving loan based upon the Company’s accomplishment of certain restructuring milestones and the new commercial relationship between the Company and Gavilon, LLC (“Gavilon”).  The material terms of the Fifth Amended and Restated Master Loan Agreement include the following:

1.     A five-year term loan in the amount of $40,000,000, comprised of two tranches of $20,000,000 each, with the first tranche bearing interest at a variable rate equal to the greater of a LIBOR rate + 350 basis points or five percent (5.0%), and the second tranche bearing interest at a fixed rate of five and three-quarters percent (5.75%).  The Company must make equal monthly payments of principal and interest on the term loan based on a ten-year amortization, provided the entire principal balance and accrued and unpaid interest on the term loan is due and payable in full on the maturity date of September 1, 2016.  In connection with the term loan, the Company executed a term note in the amount of $40,000,000.  In addition to all other payments of principal and interest required under the term loan, within 120 days after the end of each fiscal year beginning with our fiscal year ending October 31, 2011, the Company must pay AgStar an excess cash flow payment equal to 25% of the Company’s excess cash flow calculated based on the fiscal year-end audited financial statements of the Company, provided that total excess cash flow payments required under the term loan shall not exceed $2,000,000 for any fiscal year.  Excess cash flow is defined as EBITDA less the sum of required payments in respect of long-term debt, capital expenditures and allowed distributions, as such terms are defined in the Fifth Amended and Restated Master Loan Agreement.

2.     A five-year term revolving loan commitment in the amount of $8,008,689, under which AgStar agreed to make one or more advances to the Company prior to the term revolving loan maturity date for use by the Company for working capital, cash and inventory management purposes, the Company’s investment into the natural gas pipeline project and the conversion of the ethanol production facility to natural gas power, and to make capital expenditures relating to corn oil separation equipment or the installation thereof.  Amounts borrowed by the Company under the term revolving loan and repaid or prepaid may be re-borrowed at any time prior to maturity date of the term revolving loan, provided that outstanding advances may not exceed the amount of the term revolving loan commitment.  Amounts outstanding on the term revolving loan bear interest at a variable rate equal to the greater of a LIBOR rate + 350 basis points or five percent (5.0%).  The Company is required to pay monthly interest on the term revolving loan on the first (1st) day of each month continuing until the term revolving loan maturity date.  The Company also pays an unused commitment fee on the unused portion of the term revolving loan commitment at the rate of 0.35% per annum, payable in arrears in quarterly installments during the term of the term revolving loan.  Under the terms of the Fifth Amended and Restated Master Loan Agreement, the term revolving loan commitment is scheduled to decline by $500,000 annually, beginning on September 1, 2012 and each anniversary date thereafter.  The maturity date of the term revolving loan is September 1, 2016.  On the maturity date, the amount of the unpaid principal balance of the term revolving loan and any and all other amounts due and owing under the term revolving loan are due and payable.  The Company anticipates approximately $6,865,000 outstanding on the term revolving loan on September 1, 2011, meaning it will have approximately $1,145,000 of credit availability on the term revolving loan as of September 1, 2011.  In connection with the term revolving loan, the Company executed a term revolving loan note in the amount of $8,008,689 (the maximum commitment under the term revolving loan on September 1, 2011).

3.     The Company’s corn, ethanol and distillers grains inventory and accounts receivable currently serve as collateral for the Company’s seasonal revolving line of credit with AgStar.  With the expected proceeds from the sale of inventory to Gavilon under the Gavilon agreements, the Company will pay off and terminate its seasonal revolving line of credit loan with AgStar on September 1, 2011, based upon the new commercial relationship between the Company and Gavilon.  In conjunction with the Fifth Amended and Restated Master Loan Agreement and the new commercial relationship between the Company and Gavilon, AgStar and Gavilon will enter into an Intercreditor Agreement, effective as of September 1, 2011, to set forth the relative rights and priorities of the parties under the AgStar loan documents and the Gavilon agreements.

4.     In conjunction with term loan and the term revolving loan under the Fifth Amended and Restated Master Loan Agreement, the Company entered into customary loan documents and certificates, including:

•                  a Fourth Amended and Restated Mortgage to secure the loans encumbering on a first lien basis all the Company’s real property and improvements, including the ethanol production facility located in Heron Lake, Minnesota and the elevator facilities located in Lakefield, Minnesota and Wilder, Minnesota;

•                  amended and restated Guaranties from the Company’s wholly-owned subsidiaries Lakefield Farmers Elevator, LLC and HLBE Pipeline Company, LLC, under which the subsidiaries guaranteed full payment and performance of the Company’s obligations to AgStar; and

•                  collateral assignments of the Company’s rights and interest in and to the Gavilon agreements.

In addition, the Company had previously granted a security interest in and to all of its personal property to AgStar as collateral for payment and performance of its loans with AgStar, which security interest continues under the Fifth Amended and Restated Master Loan Agreement, subject to the Intercreditor Agreement with respect to joint collateral held by Gavilon and AgStar.

5.     The Fifth Amended and Restated Master Loan Agreement also contains customary financial and affirmative covenants, negative covenants, and defined events of default and remedies available to AgStar for loans of this type and size to ethanol companies.  Events of default under the Fifth Amended and Restated Master Loan Agreement include the Company’s default in the performance of its obligations under the Gavilon agreements which has or could reasonably be expected to have a material adverse effect on the Company.

The foregoing summaries of the Fifth Amended and Restated Master Loan Agreement and related loan documents do not purport to be complete and are subject to and qualified in their entirety by reference to the Fifth Amended and Restated Master Loan Agreement and related loan documents, which will be attached as exhibits to the Company’s next annual report on Form 10-K for the period ending October 31, 2011, subject to any confidentiality provisions contained in the agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:     August 30, 2011